Registration No. 333-__________


    As filed with the Securities and Exchange Commission on January 27, 1997

   __________________________________________________________________________
                         SECURITIES AND EXCHANGE COMMISSION
                               Washington D.C. 20549
                               ______________________
                                      FORM S-8

                               REGISTRATION STATEMENT
                                        Under
                             THE SECURITIES ACT OF 1933
                               ______________________
                        GLOBAL TELEMEDIA INTERNATIONAL, INC.
               (Exact name of registrant as specified in its charter)

               Florida     				                            64-0708107
           ---------------                              ----------------
           (State or other	 		                         	(I.R.S. Employer
           jurisdiction of			                       	Identification Number)
          incorporation or
            organization)

                               1121 Alderman Drive
                                    Suite 200
                            Alpharetta, Georgia  30202
                                  (770) 667-6088

                (Address, including zip code, and telephone number, including area code, or registrant's principal executive offices)
         -----------------------------------------------------------------

                      SHARES OF COMMON STOCK AND STOCK OPTIONS
                                 ISSUED PURSUANT TO
                                CONSULTING AGREEMENTS
                                ---------------------
                                (Full title of plan)

                                Roderick A. McClain
                              Chief Executive Officer
                        Global TeleMedia International, Inc.
                                 1121 Alderman Drive
                                      Suite 200
                              Alpharetta, Georgia 30202
                                   (770) 667-6088

                 (Name and address, including zip code, and telephone
                  number, including area code, of agent for service)
                 ----------------------------------------------------

                                      Copies to:

                                 Matthias & Berg LLP
                               515 South Flower Street
                                    Seventh Floor
                            Los Angeles, California 90071
                             Attn: Jeffrey P. Berg, Esq.
                                Phone (213) 895-4200
                                 Fax (213) 895-4058

(Registration Statement cover page continued)


                        CALCULATION OF REGISTRATION FEE

================================================================================
Title of Each       Amount to be       Proposed       Proposed      Amount of
Class of            Registered(1)      Maximum        Maximum       Registration
Securities to                          Offering       Aggregate     Fee(2)
be Registered                          Price per      Offering
                                       Share(1)       Price(1)
--------------------------------------------------------------------------------
Common
Stock, par
value $0.004
per share           2,132,051          $0.75          $1,599,038    $484.56
================================================================================










-------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee based upon the closing market price of the Common Stock as reported in the over-the counter market, as quoted on the National Association of Securities Dealers, Inc. "bulletin board" or in the "pink sheets" maintained by the National Quotation Bureau, Inc., on January 24, 1997.

(2) Pursuant to General Instruction E, the registration fee paid in connection herewith is based on the maximum aggregate price at which securities covered by this registration statement are proposed to be offered.

No person has been authorized to give
any information or to make any
representations in connection with
this Offering other than those
contained in this Prospectus, and if
given or made, such information or
representation must not be relied upon
as having been authorized by the                      GLOBAL TELEMEDIA
Company.  This Prospectus does not                   INTERNATIONAL, INC.
constitute an offer to sell or a
solicitation to purchase any securities
other than the securities to which it
relates or an offer to, or a solicitation
of any person in any jurisdiction where
such an offer or solicitation would be                2,132,051 SHARES
unlawful.  Neither the delivery of this
Prospectus nor any sale made hereunder                of Common Stock
shall, under any circumstances, create
an implication that there has been no
change in the affairs of the Company
since the date hereof or that the
information contained herein is correct
as of any time subsequent to the date hereof.











         TABLE OF CONTENTS
                                   Page
                                   ----

Available Information...........    2
The Company.....................    3
Use of Proceeds.................    3                      ----------
Plan of Distribution............    4                      PROSPECTUS
Selling Stockholders............    5                      ----------
Disclosure of Commission
 Position of Indemnification
 for Securities Act
 Liabilities....................    7                   January 27, 1997
Legal Matters...................    7
Experts.........................    7

                                REOFFER PROSPECTUS
                                ------------------

                       GLOBAL TELEMEDIA INTERNATIONAL, INC.
                                 2,132,051 Shares
                                   Common Stock
                         Offered by Selling Stockholders


     This Reoffer Prospectus (the "Prospectus") relates to the reoffer and resale of up to 2,132,051 shares (the "Shares") of common stock, par value $0.004 (the "Common Stock") of Global TeleMedia International, Inc., a Florida corporation (the "Company"), to be offered from time to time for the account of certain consultants of the Company (the "Selling Stockholders"), some of whom may be deemed to be "affiliates" of the Company, as such term is defined in Rule 405 of the Securities Act of 1933, as amended (the "Securities Act"). The 2,132,051 Shares constitute: (i) 32,051 shares of Common Stock which have been issued to certain consultants of the Company as compensation for consulting services previously rendered to the Company, and (ii) up to 2,100,000 shares of Common stock which may be issued by the Company upon the exercise of certain options granted to certain consultants as compensation for consulting services. See "Selling Stockholders" and "Plan of Distribution."

    	The Selling Stockholders directly, through agents designated from time to time, or through brokers, dealers, or through underwriters to be designated, may sell the shares of Common Stock offered hereby from time to time on terms to be determined at the time of sale. To the extent required by applicable law, the specific shares to be sold, the terms of the offering, including price, the names of any agent, dealer or underwriter, and any applicable commission, discount or other compensation with respect to a particular sale will be set forth in an accompanying Prospectus Supplement. See "Selling Stockholders" and "Plan of Distribution."

    	The Company will receive none of the proceeds from the sale of these Shares. The Selling Stockholders and any broker-dealer, agents or underwriters that participate with the Selling Stockholders in the distribution of the Common Stock may be deemed to be underwriters within the meaning of the Securities Act and any commission received by them and any profit on the resale of the Common Stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Company has paid all of the costs of the Offering with respect to the Shares to be offered by the Selling Stockholder. See "Selling Stockholders" and "Plan of Distribution."

    	The Company's Common Stock is currently listed for trading in the over-the counter market, as quoted on the National Association of Securities Dealers, Inc. "bulletin board" or in the "pink sheets" maintained by the National
Quotation Bureau, Inc., under the symbol "GTMI." On January 24, 1997, the closing market price for the Common Stock was approximately $0.75 per share.

                        THESE SECURITIES ARE SPECULATIVE
                       AND INVOLVE A HIGH DEGREE OF RISK.
                           	________________________

             THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
             BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                	The date of this Prospectus is January 27, 1997

                             	AVAILABLE INFORMATION

    	The Company has filed with the Commission, a Registration Statement on Form
S-8 under the Securities Act of 1933, as amended (the "Securities Act") with respect to the securities offered hereby.  This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto.  For further information with respect to the Company and the
Shares, reference is made to the Registration Statement and the exhibits and schedules filed as a part thereof.  Statements made in this Prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference to such exhibits.
The Registration Statement, including exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the
Securities and Exchange Commission (the "Commission") at Room 1024, Judiciary
Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission at 7 World Trade Center, 13th Floor, New York, New
York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois
60661-2411.  Copies of the Registration Statement and the exhibits and schedules thereto may be obtained from the Commission at such offices upon payment of prescribed rates.

     The Company is currently subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington D.C. 20549; at its New York Regional Office, Room 1400, 7 World Trade Center, New York, New York 10048; and at its Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2411, and copies of such materials can be obtained from the Public Reference Section at prescribed rates. The Company intends to furnish its stockholders with annual reports containing audited financial statements and such other periodic reports as the Company may determine to be appropriate or as may be required by law.

     The following documents, including the exhibits thereto, which are on file with the Securities and Exchange Commission (the "Commission"), are incorporated in this Registration Statement by reference:

    	(a)	Annual Report on Form 10-KSB for the fiscal year ended December 31,
         1995.
    	(b)	Quarterly Reports on Form 10-QSB for the quarters ended March 31,
         June 30 and September 30, 1996.
	    (c)	The description of the Common Stock which is contained in the registration statements filed under the Securities and Exchange Act of
         1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

    	All documents filed by the Registrant pursuant to Section 13(a), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares offered hereby have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

    	The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person, a copy of any or all of the documents which have been or may be incorporated by reference in this Prospectus (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to: Global TeleMedia International, Inc., 1121 Alderman Drive, Suite 200, Alpharetta, Georgia 30202,
Attention: Melissa D. Hart, Secretary. Telephone requests may be directed to the Secretary at (770) 667-6088.

    	Any statements contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. All information appearing in this Prospectus is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference, except to the extent set forth in the immediately preceding statement.

                                  THE COMPANY

     The Company is primarily engaged in the sale of telecommunications services, including residential long distance, commercial long distance, prepaid "debit" calling cards, interactive voice mail and conference calling. The services rendered under these product names are provided by independent third party vendors. The Company's wholly-owned subsidiary, Vision 21, Inc., markets discount priced, consumer long-distance service through network marketing.

    	The Company has incurred losses from operations since inception. The Company has financed its activities primarily through equity and debt investments. The Company's successful transition to profitable operations is dependent upon obtaining adequate financing from external sources to fund current operations and the development of a market for the Company's business.

    	The Company's auditors have included an explanatory paragraph in their Report of Independent Certified Public Accountants to the effect that recovery of the Company's assets are dependent upon future events, the outcome of which is undeterminable, and that the successful completion of the Company's development program and its transition, ultimately, to the attainment of profitable operations is dependent upon obtaining adequate financing to fulfill its development activities and achieving a level of sales adequate to support the Company's cost structure. There can be no assurances that such a financing can be completed on terms favorable to the Company or at all, or that the business of the Company will ever achieve profitable operations. See "Experts."

    	The Company's principal executive offices are located at 1121 Alderman Drive, Suite 200, Alpharetta, Georgia 30202, tel. no. (770) 667-6088.

                                 USE OF PROCEEDS

    	The Company will not receive any of the net proceeds from the shares of Common Stock to be offered by the Selling Stockholders, all of which net proceeds will be received by the Selling Stockholders. See "Selling Stockholders" and "Plan of Distribution."

                              PLAN OF DISTRIBUTION

    	The shares of the Company's Common Stock offered hereby by the Selling Stockholders may be sold from time to time to purchasers directly by the Selling Stockholders. Alternatively, the Selling Stockholders may from time to time offer the shares of Common Stock through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of the shares for whom they may act as agent. The Selling Stockholders and any underwriters, dealers or agents that participate in the distribution of the shares of Common Stock may be deemed to be underwriters and any profit on the sale of shares by them and any discounts, commissions or concessions received by any such underwriters, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. At the time a particular offer of shares is made, to the extent required by applicable law, a Prospectus Supplement will be distributed which will set forth the specific shares to be sold and the terms of the offering, including the name or names of any underwriters, dealer-agents, any discounts, commissions or concessions allowed or reallowed or paid to dealers.

     The shares of Common Stock may be sold from time to time in one or more transactions at a fixed offering price which may be changed or at varying prices determined at the time of sale or negotiated prices.

     The Company has paid all of the expenses incident to the offering of the shares of the Common Stock offered by the Selling Stockholders, other than commissions and discounts of underwriters, dealers or agents.

                              SELLING STOCKHOLDERS

     This Prospectus relates to shares of Common Stock which have been or may be acquired by the Selling Stockholders from time to time through: (i) the issuance of 32,051 shares of Common Stock to a certain consultant of the Company as compensation for consulting services previously rendered to the Company, and
(ii) the exercise of certain options to purchase up to 2,100,000 shares of Common Stock granted pursuant to the terms of certain consulting agreements.
The following table sets forth certain information with respect to the Selling Stockholders, some of whom may be deemed to be "affiliates" of the Company, as such term is defined in Rule 405 of the Securities Act, as of the date of this Prospectus, as follows: (i) the name and position with the Company within the past three (3) years of each Selling Stockholder; (ii) the number of shares of Common Stock beneficially owned by each Selling Stockholder (including shares obtainable under options exercisable within sixty (60) days of such date); (iii) the number of shares of Common Stock being offered hereby, and (iv) the number and percentage of the Company's outstanding shares of Common Stock to be beneficially owned by each Selling Stockholder before and after completion of the sale of Common Stock being offered hereby. There can be no assurance that any of the Selling Stockholders will sell any or all of the shares of Common Stock offered hereby.


                No. of                    No. of
                Shares                    Shares
 Name and    Beneficially    No. of     Beneficially
Address of      Owned      Shares to       Owned       Percent#       Percent#
beneficial      Before     be Offered      After       Before          After
  Owner        Offering#   for Resale    Offering*     Offering       Offering*
----------   ------------  ----------   ------------   ---------      ---------
 Gregory
 Spinder 1     850,000      850,000          0           4.96             0
             ------------  ----------   ------------   ---------      ---------
   Mark
 Neuhaus 2   1,282,051    1,282,051          0           7.32             0
             ------------  ----------   ------------   ---------      ---------


     Information with respect to the Selling Stockholders from time to time will be updated in supplements to this Prospectus, which will be filed with the Commission in accordance with Rule 424(b) under the Securities Act.

    	As of January 24, 1997, there were issued and outstanding 16,274,437 shares of Common Stock.







(Footnotes on following page)
 ---------------------------

(Footnotes from prior page)
 -------------------------

#   	Pursuant to the rules of the Commission, shares of Common Stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

*   	Assumes the exercise in full and sale of all the Shares registered for reoffer and resale pursuant to this Registration Statement.

1.  	The address for Mr. Spinder is 8111A Severn Drive, Boca Raton, Florida
     33433. Mr. Spinder is the beneficial owner of 850,000 shares of Common Stock. The Company issued options to Mr. Spinder to purchase up to 850,000 shares of Common Stock at an exercise price of $0.50 per share as compensation pursuant to the terms of a consulting agreement between Mr. Spinder and the Company.

2.  	The address for Mr. Neuhaus is 100 Wall Street, 4th Floor, New York, New
     York 10005. Mr. Spinder is the beneficial owner of 1,282,051 shares of Common Stock. The Company issued 32,051 shares of Common Stock and options to Mr. Neuhaus to purchase up to 1,250,000 shares of Common Stock at an exercise price of $0.40 per share issued as compensation pursuant to the terms of a consulting agreement between Mr. Neuhaus and the Company.

              DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

    	The Commission has expressed its opinion that indemnification of directors, officers and controlling persons of the Company against liabilities arising under the Securities Act, is against public policy as expressed in the
Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by an Indemnitee of the Company in the successful defense of any such act or proceeding) is asserted by such Indemnitee in connection with securities which have been registered by the Company, the
Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  LEGAL MATTERS

    	Certain matters with respect to the validity of the Shares offered hereby will be passed upon for the Company by Matthias & Berg LLP, 515 South Flower Street, Seventh Floor, Los Angeles, California 90071.

                                     EXPERTS

    	The audited financial statements of the Company as of December 31, 1995 and
1994 and the related statements of operations, stockholders' equity and cash flows for the years ended December 31, 1995 and 1994, incorporated by reference in this Prospectus, have been so incorporated herein in reliance on the report of Tauber & Balser, P.C., independent certified public accountants with respect to the year ended December 31, 1995, and Kaufman Rossin & Co., with respect to the year ended December 31, 1994, given on the authority of such firms as experts in auditing and accounting.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1:  Plan Information.

     The information required by Part I is included in documents to be sent or given to the participants.

ITEM 2:  Registration Information and Employee Plan Annual Information.

     Upon written or oral request, Global TeleMedia International, Inc., a Florida corporation (the "Registrant") will provide, without charge, a copy of all documents incorporated by reference in Item 3 of Part II of this Registration Statement, which are incorporated by reference in the Section 10(a) Prospectus, and all other documents required to be delivered to employees pursuant to Rule 428(b) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). All requests should be made to Global TeleMedia International, Inc., Melissa D. Hart, Secretary, 1121 Alderman Drive, Suite 200, Alpharetta, Georgia 30202, tel. no. (770) 667-6088.

PART II:	INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3:	 Incorporation of Documents by Reference.

    	The following documents, including the exhibits thereto, which are on file with the Securities and Exchange Commission (the "Commission"), are incorporated in this Registration Statement by reference:

    	(a)	Annual Report on Form 10-KSB for the fiscal year ended December 31,
         1995.
    	(b)	Quarterly Reports on Form 10-QSB for the quarters ended March 31, June
         30 and September 30, 1996.
    	(c)	The description of the Common Stock which is contained in the registration statements filed under the Securities and Exchange Act of
         1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Section 13(a), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares offered hereby have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

ITEM 5:  Interests of Named Experts and Counsel.

    	Not applicable.

ITEM 6: 	Indemnification of Directors and Officers.

    	The Registrant's articles of incorporation generally provide for the maximum indemnification of a corporation's officers and directors as permitted by law in the State of Florida. Florida law empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except in the case of an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, or with respect to any criminal action or proceedings, had no reasonable cause to believe his or her conduct was unlawful.

    	A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses, including amounts paid in settlement and attorney's fees against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he or she must be indemnified by the corporation against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense. Any indemnification under this section, unless ordered by a court or advanced pursuant to this section, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) by the stockholders;(b) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (c) if such a quorum is not obtainable or, even if obtainable, by majority vote of a committee duly designated by the board of directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding; or (d) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

    	The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. The provisions of this section do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

     The indemnification and advancement of expenses described above are not exclusive, and a corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee, or agent if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (a) a violation of the criminal law, unless the director, officer, employee, or agent had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (b) a transaction from which the director, officer, employee, or agent derived an improper personal benefit; (c) in the case of a director, a circumstance under which the liability provisions of Florida law with respect to a declaration of unlawful distributions are applicable; or (d) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a stockholder.

ITEM 8:	 EXHIBITS

4.1  Consulting and Marketing License Agreement between the Registrant and
     Gregory Spinder, dated January 13, 1997
4.2	 Consulting and Marketing License Agreement between the Registrant and Mark
     Neuhaus, dated January 2, 1997
5.1	 Opinion of Matthias & Berg LLP
24.1	Consent of Matthias & Berg LLP (included in Exhibits 5.1)
24.2	Consent of Tauber & Balser, P.C.
24.3	Consent of Kaufman Rossin & Co., P.A.
_________________________________

ITEM 9:	 Undertakings

    	The undersigned Registrant hereby undertakes:

    	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

       		(i)  	To include any prospectus required by Section 10(a)(3) of the
               Securities Act;

       		(ii) 	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the
               information set forth in the registration statement.

      	 	(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration
               statement or any material change to such information in the registration statement;

       		provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the Registration Statement is on From S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is incorporated by reference from periodic reports filed by the Registrant under the Exchange Act.

    	(2)	That, for determining liability under the Securities Act, to treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

    	(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the end of the offering.

    	The undersigned registrant hereby under takes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the
Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officers or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities
Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

    	Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Alpharetta, Georgia, on this 23rd day of January, 1997.

                     	             GLOBAL TELEMEDIA INTERNATIONAL, INC.



                               				By: /s/ Roderick A. McClain
                                       ------------------------
                                       Roderick A. McClain
				                                   Chief Executive Officer

    	Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature			                	Capacity in Which Signed		           	Date
---------                    ------------------------              ----

/s/ Roderick A. McClain     	Chairman of the Board of         January 27, 1997
-----------------------     	Directors, Chief Executive
Roderick A. McClain          Officer,	President and Director
					                       	(Principal Executive Officer)



/s/ Herbert S. Perman       	Chief Financial Officer          January 27, 1997
---------------------       	and Director	(Principal
Herbert S. Perman            Financial Officer and Principal
                             Accounting	Officer)



/s/ Geoffrey F. McClain     	Senior Vice President and       	January 27, 1997
-----------------------      Director
Geoffrey F. McClain



                               POWER OF ATTORNEY

    	KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roderick A. McClain and Herbert S. Perman, or either of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each end every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    	Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature 				               Capacity in Which Signed			           Date
---------                    ------------------------              ----


/s/ Roderick A. McClain      Chairman of the Board of		       January 27, 1997
-----------------------      Directors, Chief Executive
Roderick A. McClain		        Officer, President and Director
                             (Principal Executive Officer)



/s/ Herbert S. Perman        Chief Financial Officer          January 27, 1997
---------------------        and Director (Principal
Herbert S. Perman	           Financial Officer	and
                             Principal Accounting	Officer)



/s/ Geoffrey F. McClain     	Senior Vice President           	January 27, 1997
-----------------------      and Director
Geoffrey F. McClain

                                	EXHIBIT INDEX

											                                                     	Sequentially
Document 	                 	Description of Document		            Numbered Page
--------                    -----------------------              -------------
		4.1		            Consulting and Marketing License Agreement between the
                   Registrant and Gregory Spinder, dated January 13, 1997
		4.2		            Consulting and Marketing License Agreement between the
                   Registrant and Mark Neuhaus, dated January 2, 1997
		5.1		            Opinion of Matthias & Berg LLP
		24.1		           Consent of Matthias & Berg LLP (included in Exhibit 5.1)
		24.2		           Consent of Tauber & Balser, P.C.
		24.3		           Consent of Kaufman Rossin & Co., P.A.

                    CONSULTING AND MARKETING LICENSE AGREEMENT


    	THIS CONSULTING AND MARKETING LICENSE AGREEMENT (the"Agreement") made as of
January 13, 1997 by and between Gregory Spinder (the "Consultant") and Global
TeleMedia International, Inc. (the "Company").

                                   WITNESSETH:

    	WHEREAS, the Company's wholly-owned subsidiary, Vision 21, Inc., intends to develop a market for the Company's collectible prepaid calling card business operations and other telecommunications services offered by the Company;

    	WHEREAS, Consultant is experienced in the field of marketing products and services of businesses by means of, including, but not limited to, broadcast telecopier transmission;

     WHEREAS, the Company desires to utilize the services of Consultant to promote and develop a market for the Company's business operations;

    	WHEREAS, the Company desires to grant Consultant a non-exclusive license for the limited use of certain trademarks of the Company;

    	NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, it is agreed as follows:

    	1. The Company hereby retains Consultant to promote and develop a market for the Company's collectible prepaid calling card business operations and other telecommunications services offered by the Company. Consultant agrees to use his best efforts during the term of this Agreement to market and promote the Company's collectible prepaid calling card business operations and other telecommunications services offered by the Company. This Consulting Agreement shall not relate to any pulic relations services with respect to the promotion of the market for the Company's securities.

     2. This Agreement shall become effective as of the date first set forth above, and shall continue for a period of one (1) year. Notwithstanding the foregoing, the Company shall be entitled to terminate this Agreement for cause upon 30 days' written notice, which written notice shall be effective upon mailing by first class mail accompanied by facsimile transmission to Consultant at the address and telecopier number last provided by Consultant to the Company. Cause shall be determined solely as to the following: violation of any rule or regulation of any regulatory agency; and other neglect,act or omission detrimental to the conduct of Company business; material breach of this Agreement or any unauthorized disclosure of any of the secrets or confidential information of Company; dishonesty related to independent contractor status.

     3. (a) Subject to the terms of this Agreement, the Company hereby grants to Consultant, and Consultant hereby accepts, the non-exclusive license to utilize the tradename, trademark or logo "Vision 21," or any other tradename, trademark or logo of the Company, as may be agreed upon by the parties (the "Licensed Trademarks"), with respect to written materials utilized by Consultant in the course of marketing the Company's telecommunications services on behalf of the Company. The Company shall have the right to review, edit and approve any and all documents, materials, statements, releases and any and all other communications which may be prepared by Consultant on behalf of the Company pursuant to this Agreement, prior to the distribution or dissemination by Consultant of any such communications, and further, Consultant shall not distribute or disseminate any such communications without the prior written consent of the Company.

         (b) During the term of this Agreement, Consultant shall not negotiate enter into any license, sublicense agreement of subcontract or similar agreement with any third parties in respect of the Licensed Trademarks, or any right or interest granted by the Company to Consultant pursuant to this Agreement, and Consultant shall further refrain from directly or indirectly, on his own behalf, licensing, sublicensing or subcontracting the Licensed Trademarks, or other right or interest granted by the Company to Consultant to such third parties without the Company's prior written consent.

         (c) No license or right is granted by this Agreement to Consultant, either expressly or by implication, under any licenses or rights owned or controlled by the Company, except as expressly set forth in this Agreement.

         (d) This license shall expire simultaneously with the term of this Agreement, and further, shall be revocable at will by the Company upon written notice to Consultant, and Consultant shall immediately refrain from the use of any rights granted by the Company to Consultant with respect to this license upon receipt of such written notice.

     4. The Company shall issue to Consultant upon the execution of this Agreement, pursuant to the terms of a Non-Qualified Stock Option Agreement, a copy of which is attached as Exhibit "A" hereto, a non-qualified stock option to purchase up to 850,000 shares of Common Stock, which shall vest immediately upon execution of this Agreement, at an exercise price of $0.50 per share, in consideration of services rendered by Consultant for the benefit of the Company, pursuant to the terms of this Agreement. The Company further agrees to register the 850,000 shares in connection with a registration statement on Form S-8 with respect to the shares of Common Stock underlying the non-qualified stock options referenced in this Section 3, pursuant to the terms of the Non-Qualified Stock Option Agreement.

    	5. Consultant covenants that all information concerning the Company, including proprietary information, which it obtains as a result of the services rendered pursuant to this Agreement shall be kept confidential and shall not be used by Consultant except for the direct benefit of the Company nor disclosed by Consultant to any third party without the prior written approval of the Company.

    	6. Consultant and the Company hereby acknowledge that Consultant is an independent contractor. Consultant shall not hold itself out as, nor shall it take any action from which others might infer that it is a partner or agent of, or a joint venturer with the Company. In addition, Consultant shall take no action which binds, or purports to bind, the Company.

    	7. This Agreement contains the entire agreement between the parties, and may not be changed except by agreement in writing signed by the party against whom enforcement of any waiver, change, discharge or modification is sought. Waiver of or failure to exercise any rights provided by this Agreement in any respect shall not be deemed a waiver of any further or future rights.

    	8. This Agreement shall be construed under the laws of the State of Florida.

     9. This Agreement shall be binding upon the parties, their successors and assigns; provided, however, that Consultant shall not permit any other person or entity to assume these obligations hereunder without the prior written approval of the Company which approval shall not be unreasonably withheld and notice of the Company's position shall be given within ten (10) days after approval has been requested.

    	10. Consultant hereby warrants and represents that neither Consultant nor any of its executive officers, directors, shareholders, employees or affiliates are registered or affiliated with any NASD member firm.

    	11. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one agreement.


    	IN WITNESS WHEREOF, the parties hereto have executed or caused these present to be executed as of the day and year first above written at Alpharetta, Georgia.




                                           	("Consultant")



                                           	/s/ Gregory Spinder
                                            -------------------
                                           	Gregory Spinder



                                           	("Company")

                                           	GLOBAL TELEMEDIA INTERNATIONAL, INC.



                                          		By: /s/ Roderick A. McClain
		                                          ---------------------------
                                            Roderick A. McClain, President

                   CONSULTING AND MARKETING LICENSE AGREEMENT


    	THIS CONSULTING AND MARKETING LICENSE AGREEMENT (the "Agreement") made as of January 2, 1997 by and between Mark Neuhaus (the "Consultant") and Global TeleMedia International, Inc. (the "Company").


                                  WITNESSETH:

    	WHEREAS, the Company's wholly-owned subsidiary, System 3, Inc., intends to develop a market for the Company's collectible prepaid calling card business operations and other telecommunications services offered by the Company for potential customers who are racing car enthusiasts;

    	WHEREAS, Consultant is a professional race car driver with name recognition in the racing car industry;

    	WHEREAS, the Company desires to utilize the services of Consultant to promote and develop a market for the Company's business operations;

     WHEREAS, the Company desires to grant Consultant a non-exclusive license for the limited use of certain trademarks of the Company;

    	NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, it is agreed as follows:


    	0. The Company hereby retains Consultant to promote and develop a market for the Company's collectible prepaid calling card business operations and other telecommunications services offered by the Company. Consultant agrees to use his best efforts during the term of this Agreement to make and promote the Company's collectible prepaid calling card business operations and other telecommunications services offered by the Company.

    	1. This Agreement shall become effective as of the date first set forth above, and shall continue for a period of one (1) year. Notwithstanding the foregoing, the Company shall be entitled to terminate this Agreement for cause upon 30 days' written notice, which written notice shall be effective upon mailing by first class mail accompanied by facsimile transmission to Consultant at the address and telecopier number last provided by Consultant to the Company. Cause shall be determined solely as to the following: violation of any rule or regulation of any regulatory agency; and other neglect, act or omission detrimental to the conduct of Company business; material breach of this Agreement or any unauthorized disclosure of any of the secrets or confidential information of Company; dishonesty related to independent contractor status.

    	2. (a) Subject to the terms of this Agreement, the Company hereby grants to Consultant, and Consultant hereby accepts, the non-exclusive license to utilize the tradename, trademark or logo "GTMI," or any other tradename, trademark or logo of the Company, as may be agreed upon by the parties (the "Licensed Trademarks"), on Consultant's racing cars which shall be owned and operated by Consultant in professional racing car competitions.

         (b) During the term of this Agreement, Consultant shall not negotiate or enter into any license, sublicense agreement of subcontract or similar agreement with any third party in respect of the Licensed Trademarks, or any right or interest granted by the Company to Consultant pursuant to this Agreement, and Consultant shall further refrain from directly or indirectly, on his own behalf, licensing, sublicensing or subcontracting the Licensed Trademarks, or other right or interest granted by the Company to Consultant to such third parties without the Company's prior written consent.

         (c) No license or right is granted by this Agreement to Consultant, either expressly or by implication, under any licenses or rights owned or controlled by the Company, except as expressly set forth in this Agreement.

         (d) This license shall expire simultaneously with the term of this Agreement, and further, shall be revocable at will by the Company upon written notice to Consutant, and Consultant shall immediately refrain from the use of any rights granted by the Company to Consultant with respect to this license upon receipt of such written notice.

    	3. The Company shall issue to Consultant upon the execution of this Agreement, pursuant to the terms of a Non-Qualified Stock Option Agreement, a copy of which is attached as Exhibit "A" hereto, a non-qualified stock option to purchase up to 1,250,000 shares of Common Stock, which shall vest immediately upon execution of this Agreement, at an exercise price of $0.40 per share, for services to be performed by Consultant for the benefit of the Company. The Company also agrees to issue 32,051 shares of Common Stock to Consultant in consideration of services rendered by Consultant for the benefit of the Company pursuant to the terms of this Agreement. The Company further agrees to register the 1,282,051 shares in connection with a registration statement on Form S-8 with respect to the shares of Common Stock underlying the non-qualified stock options referenced in this Section 3, pursuant to the terms of the Non-Qualified Stock Option Agreement.

    	4. Consultant covenants that all information concerning the Company, including proprietary information, which it obtains as a result of the services rendered pursuant to this Agreement shall be kept confidential and shall not be used by Consultant except for the direct benefit of the Company nor disclosed by Consultant to any third party without the prior written approval of the Company.

    	5. Consultant and the Company hereby acknowledge that Consultant is an independent contractor. Consultant shall not hold itself out as, nor shall it take any action from which others might infer that it is a partner or agent of or a joint venturer with the Company. In addition, Consultant shall take no action which binds, or purports to bind, the Company.

    	6. This Agreement contains the entire agreement between the parties, and may not be changed except by agreement in writing signed by the party against whom enforcement of any waiver, change, discharge or modification is sought. Waiver of or failure to exercise any rights provided by this Agreement in any respect shall not be deemed a waiver of any further or future rights.

    	7. This Agreement shall be construed under the laws of the State of Florida.

    	8. This Agreement shall be binding upon the parties, their successors and assigns; provided, however, that Consultant shall not permit any other person or entity to assume these obligations hereunder without the prior written approval of the Company which approval shall not be unreasonably withheld and notice of the Company's position shall be given within ten (10) days after approval has been requested.

    	9. Consultant hereby warrants and represents that neither Consultant nor any of its executive officers, directors, shareholders, employees or affiliates are registered or affiliated with any NASD member firm.

    	10. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one agreement.


    	IN WITNESS WHEREOF, the parties hereto have executed or caused these present to be executed as of the day and year first above written at Alpharetta, Georgia.




                                           	("Consultant")



                                           	/s/ Mark Neuhaus
                                            ----------------
                                           	Mark Neuhaus



                                           	("Company")

                                           	GLOBAL TELEMEDIA INTERNATIONAL, INC.



                                         			By: /s/ Roderick A. McClain
                                            ---------------------------
                                          		Roderick A. McClain, President

                                  EXHIBIT 5.1




                         Opinion of Matthias & Berg LLP

                               MATTHIAS & BERG LLP
                                 ATTORNEYS AT LAW

                                  SEVENTH FLOOR
                             515 SOUTH FLOWER STREET
                       LOS ANGELES, CALIFORNIA  90071-2201
                             TELEPHONE (213) 895-4200
                             FACSIMILE (213) 895-4058


                                 January 27, 1997


Global TeleMedia International, Inc.
1121 Alderman Drive, Suite 200
Alpharetta, Georgia  30202

              		Re:	Registration Statement on Form S-8
			                 Global TeleMedia International, Inc.
                    ------------------------------------

Gentlemen:

    	We are acting as counsel for Global TeleMedia International, Inc., a Florida corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of the offering and sale of up to 2,132,051 shares (the "Shares") of the Company's common stock, par value $0.004 per share (the "Common Stock"). The 2,132,051 Shares constitute:
(i) 32,051 shares of Common Stock which have been issued to a certain consultant of the Company as compensation for consulting services previously rendered to the Company, and (ii) up to 2,100,000 shares of Common Stock which may be issued by the Company upon the exercise of certain options granted to certain consultants. A Registration Statement on Form S-8 covering the Shares (the "Registration Statement") is being filed under the Act with the Securities and Exchange Commission.

    	In rendering the opinions expressed herein, we have reviewed such matters of law as we have deemed necessary and have examined copies of such agreements, instruments, documents and records as we have deemed relevant.

    	In rendering the opinions expressed herein, we have assumed the genuineness and authenticity of all documents examined by us and of all signatures thereon, the legal capacity of all natural persons executing such documents, the conformity to original documents of all documents submitted to us as certified or conformed copies or photocopies and the completeness and accuracy of the certificates of public officials examined by us.  We have made no independent factual investigation with regard to any such matters.

                               MATTHIAS & BERG LLP
                                ATTORNEYS AT LAW


Global TeleMedia International, Inc.
January 27, 1997
Page 2


    	Based upon the foregoing and subject to the qualifications stated herein, it is our opinion that the Shares, to be issued upon the exercise of any stock options ("Options") duly granted pursuant to the Plan, when issued, paid for and delivered upon the exercise of such Options, in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.


     The opinions expressed herein are limited to matters involving the federal laws of the United States and to the corporate laws of the State of Florida, and we express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.

    	We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

    	The opinions expressed herein are rendered solely for your benefit in connection with the transaction described herein. Except as otherwise provided herein, this opinion may not be used or relied upon by any person, nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.


                                                         Respectfully submitted,
                                                      /s/Matthias & Berg L.L.P.

                                EXHIBIT 24.2




                       Consent of Tauber & Balser, P.C.

                              TAUBER & BALSER, P.C.
                          Certified Public Accountants
                            3340 Peachtree Road, N.E.
                               Atlanta, GA  30326



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the incorporation in the Registration Statement on Form S-8, dated January 27, 1997, of Global TeleMedia International, Inc. of our report dated April 15, 1996, included in the 1995 Annual Report of Global TeleMedia International, Inc. on Form 10-KSB.




Tauber & Balser, P.C.
/s/Tauber & Balser, P.C.
Atlanta, Georgia
January 27, 1997

                              EXHIBIT 24.3




                     Consent of Kaufman Rossin & Co., P.A.

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the incorporation in the registration statement on Form S-8 dated January 27, 1997 of Global TeleMedia International, Inc., of our report dated April 12, 1995 on the consolidated financial statements of Global Telemedia International, Inc. for the year ended December 31, 1994, included in the Company's 1995 Annual Report on Form 10-KSB.





                                                  /s/KAUFMAN, ROSSIN & CO., P.A.
                                                     KAUFMAN, ROSSIN & CO., P.A.

Miami, Florida
January 27, 1997